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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated
July 29, 1998, included in Avnet, Inc.'s Annual Report on Form 10-K for the year ended June 26, 1998, and our report dated August 25, 1999, included in Marshall Industries Annual Report on Form 10-K for the year ended May 31, 1999, and to all references to our Firm included in this Registration Statement.


                                                     ARTHUR ANDERSEN LLP

Phoenix, Arizona
September 7, 1999.